Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-3 of our report dated March 14, 2011 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Cumulus Media Inc.’s Annual Report on Form 10-K for the year ended December 31, 2010. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
PricewaterhouseCoopers LLP
Atlanta, Georgia
September 21, 2011